                                 NEVADA STATE

                                     BANK


                                  $5,000,000

                              REVOLVING LINE AND

                                    NOTE

                       MASTER REVOLVING LINE OF CREDIT
                              PROMISSORY NOTE

                                ("This Note")

                                                              Las Vegas, Nevada
LINE OF CREDIT:   $5,000,000.00                               April 22, 1999

     FOR VALUE RECEIVED, the undersigned PDS FINANCIAL CORPORATION, a Minnesota corporation, and PDS FINANCIAL CORPORATION-NEVADA, a Nevada corporation (hereinafter collectively "Borrower"), hereby promises to pay to the order of NEVADA STATE BANK (hereinafter "Lender"), the aggregate principal amount of all outstanding notes made by Borrower in favor of Lender evidencing advances made hereunder ("Advance Note"), not to exceed at any one time outstanding the aggregate principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), in lawful money of the United States with interest accruing on each Advance Note at a fixed rate of interest equal to 300 basis points over the 3-year LIBOR Interest Rate on the date of execution of the Advance Note. The LIBOR Interest Rate is an index which is determined and announced by Lender to determine the interest rate charged. It is not the lowest rate charged by Lender. The index is related to the London Interbank Offered Rate but does not equal the London Interbank Offered Rate. The LIBOR Interest Rate is not intended to serve any purpose or have any meaning other than to provide an index to determine the interest rate to be paid by Borrower.

     This Note shall mature one (1) year from the date first above written (unless extended by Lender), at which time no further advances under the line of credit will be allowed. Each Advance Note made hereunder shall mature in accordance with its own terms.

     The term of each Advance Note shall not exceed the lesser of the term of the Eligible Contract(s) (as that term is defined in the Security Agreement of even date) which is (are) funded under and Advance Note, or 42 months. Principal and interest shall be payable monthly under each Advance
Note in accordance with its own terms.

     This Note shall be a revolving line credit under which Borrower may repeatedly draw (by way of Advance Notes) and repay funds, so long as no default has occurred hereunder or under the Security Agreement or other agreement providing collateral for this indebtedness; provided that the aggregate principal balances of all Advance Notes outstanding at any one time shall not exceed FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00). If at any time prior to the maturity of this Note, this Note shall have a zero balance owing, this Note shall not be deemed satisfied or terminated but shall remain in full force and effect for future draws unless terminated upon other grounds.

     This Note is executed and delivered pursuant to a SECURITY AGREEMENT of even date herewith between Lender and Borrower (the "Security
Agreement"), and repayment of this Note shall be secured by the Collateral described in the Security Agreement.

                                 EXHIBIT "A"

     All references herein to certain defined terms shall refer to those defined terms contained in the Security Agreement, which are incorporated into this instrument by reference.

     As additional security for this Note, Lender has a lien on, a continuing security interest in, and a right of setoff at any time without notice, against all property and deposit accounts under the control of Lender which belong to Borrower or any other party to this Note.

     In the event that (i) any amount due under this Advance Note is reduced to judgment, (ii) Borrower is ten (10) days late in making any payment provided in an Advance Note, or (iii) an Event of Default as defined in the Security Agreement, occurs, Borrower shall be considered in default if any of the above are not cured within ten (10) days after the date of written notice sent by Lender to Borrower at the address set forth herein notifying Borrower of the default, after which time the total of the unpaid balance of principal and the accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated above, plus three percent (3.00%) per annum (the "Default Rate"), until such time as all past due payments and accrued interest are paid. At that time, the interest rate will revert to the rate stated above. Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly assents to such compounding should it occur.

     Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Borrower agrees to pay, in addition to the principal and interest due hereon, all reasonable attorney fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of this Note and/or enforcement of the Lender's rights with respect to the administration, supervision, preservation or protection of, or realization upon, and property security payment hereof.

     The failure of Lender to act or to exercise any right or remedy shall not in any way affect or impair the obligation of Borrower to Lender, or constitute a waiver by Lender of, or otherwise affect any of, Lender's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

     The invalidity or unenforceability of any one or more provisions of this Note shall in no way affect the other provisions.

     Borrower waives presentment, demand, protest and notice of nonpayment.

     All titles used in this Note are intended solely for convenience and reference; said titles shall not affect any terms, provisions, or meanings of this Note.

     The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Note.

ARBITRATION DISCLOSURES:

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     a. Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

     b. The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Nevada Rules of Civil Procedure or Rule 23 of the Federal Rules of Civil Procedure.

     c. The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

     d. Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

     e. No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction there over any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party - upon the request of the initiating party - must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

     f. Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 ET SEQ., shall apply to the construction and interpretation of this arbitration clause.

    If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, State of Nevada (INITIAL HERE /s/ S). Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

     IN WITNESS WHEREOF, this Note has been executed effective this date and place above written.

"Borrower"

PDS FINANCIAL CORPORATION,             PDS FINANCIAL CORPORATION-NEVADA,
a Minnesota corporation                a Nevada corporation

By:  /s/ Steven M. Des Champs          By: /s/ Steven M. Des Champs
   -------------------------------        ------------------------------

Its: Chief Financial Officer           Its: Chief Financial Officer
    ------------------------------         -----------------------------

Borrowers' Address:
6171 McLeod Drive
Las Vegas, Nevada 89120

                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is made and entered into this 22 day of April, 1999, by and between PDS FINANCIAL CORPORATION, a Minnesota corporation, and PDS FINANCIAL CORPORATION-NEVADA, a Nevada corporation (collectively "Grantor"), and NEVADA STATE BANK, a Nevada corporation ("Lender").

                                   RECITALS

     WHEREAS, Grantor has applied to Lender for a revolving line of credit loan (the "Loan") in the principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00) as provided for in the Master Revolving Line of Credit Promissory Note, a copy of which is attached hereto and incorporated herein as Exhibit "A"; and

     WHEREAS, Lender has determined to make the Loan upon the terms and conditions set forth below;

     NOW THEREFORE, in accordance with the above recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby grants to Lender a security interest in the Collateral (as described below) to secure the Indebtedness (as defined below), and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meaning attributed to such terms in the Nevada Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     1.01 ACCEPTED ELIGIBLE CONTRACT. The words "Accepted Eligible Contract" mean an Eligible Contract presented by Grantor to Lender, which meets the Lender's review criteria (as required by Exhibit B), and is approved and accepted by Lender for funding.

     1.02 AGREEMENT. The word "Agreement" means this Security Agreement, as may be modified in writing from time to time, evidencing, governing, representing, or creating a Security Interest.

     1.03 BORROWER. The word "Borrower" means, collectively, PDS FINANCIAL CORPORATION, a Minnesota corporation and PDS FINANCIAL
     CORPORATION-NEVADA, a Nevada corporation, and their successors, assigns, and transferees.

     1.04 COLLATERAL. The word "Collateral" means all the following described property of Grantor and the proceeds therefrom whether now owned or hereafter acquired, and wherever located:

            a. CHATTEL PAPER. "Chattel paper" means all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods related to an Accepted Eligible Contract. When a transaction is evidenced by both a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes chattel paper.

            b. CONTRACT RIGHTS. "Contract rights" means all of the Grantor's rights to payment under an Accepted Eligible Contract, whether not yet earned by performance, and not evidenced by an instrument or chattel paper.

            c. DEPOSIT ACCOUNTS. "Deposit account" means all of Grantor's demand, time, savings, passbook or like account maintained with the Lender, if any.

            d. EQUIPMENT. "Equipment" means that equipment, or equipment in which Grantor has rights, wherever located, including, without limitation, gaming devices, tables, and all other machinery, furniture, furnishings, leasehold improvements, fixtures, motor vehicles, forklifts, stock, dyes and tools related solely to an Accepted Eligible Contract.

            e. FIXTURES. "Fixtures" means all of Grantor's good which have been so annexed to land that it is regarded as part of the land related solely to an Accepted Eligible Contract.

            f. FURNITURE. "Furniture" means all of Grantor's property that furnishes or is supplied to a room, office, place of business, or public building or the like, to make it habitable, convenient or agreeable related solely to an Accepted Eligible Contract.

            g. GENERAL INTANGIBLES. "General Intangibles" means all general intangibles of Grantor, including, but not limited to, all copyrights, royalties, trademarks, trade names, service marks, patent and proprietary marks, customer lists, goodwill, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics, assembly and display materials relating thereto, contract rights, income tax refunds, chooses in action, and any other personal property other than goods, accounts, chattel paper, documents, instruments, and money related solely to an Accepted Eligible Contract.

           h. GOODS. "Goods" means all of Grantor's tangible personal property that is movable at the time the security interest attaches or that is a fixture, whether now owned or hereafter acquired, but does not include money, documents, instruments, accounts, chattel paper, general intangibles, or minerals or the like related solely to an Accepted Eligible Contract.

           i. INSTRUMENT. "Instrument" means all of Grantor's negotiable instruments or certified securities or any other writings which evidence a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment related solely to an Accepted Eligible Contract.

           j. PROCEEDS. The word "Proceeds" includes all the following, whether now owned by Grantor or hereafter acquired, whether now existing or hereafter arising, and wherever located related to an Accepted Eligible Contract:

            (1) All attachments, accessions, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any property described in this section 1.04.

            (2) All products and produce of any of the property described in this section 1.04.

            (3) All accounts, contract rights, general intangibles, instruments, monies payments and all other rights, arising out of a sale, lease or other disposition of any of the property described in this section 1.04.

            (4) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this section 1.04.

            (5) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title and interest in and to all computer software required to utilize, create, and process any such records or data on electronic media.

     1.05 ELIGIBLE CONTRACT. The words "Eligible Contract" shall mean a contract evidencing debt or lease payment obligations by Grantor's obligor in favor of Grantor and pledged as collateral which meets the criteria described in Exhibit "B", attached hereto and incorporated herein, and shall include any substitute, replacement or refinancing contract or contracts thereof.

     1.06 EVENT OF DEFAULT. The term "Event of Default" means and includes any of the Events of Default set forth below in section 9 of this Agreement entitled "Event of Default."

     1.07 GRANTOR. The word "Grantor" collectively means PDS FINANCIAL CORPORATION, a Minnesota corporation, and PDS FINANCIAL
     CORPORATION-NEVADA, a Nevada corporation, their successors, assigns and transferees.

     1.08 INDEBTEDNESS. The word "Indebtedness" is used in its most comprehensive sense and means and includes all indebtedness, liabilities and obligations of Borrower to Lender, including, without limiting the generality of the foregoing, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Promissory Note, or any other promissory note given by Borrower to Lender, or otherwise, and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; any and all present and future indebtedness of Borrower to other creditors which is purchased by Lender from such other creditors; and any and all future or additional indebtedness, liabilities or obligations of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, whether direct, indirect, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers's acceptance, foreign exchange contract, commitment fee, service charge or otherwise; whether recovery of the indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

     1.09 LENDER. The word "Lender" means Nevada State Bank, a Nevada corporation its successors and assigns.

     1.10 PROMISSORY NOTE. The words "Promissory Note" mean the Master Revolving Line of Credit Promissory Note of even date herewith in the principal amount of $5,000,000.00 given by Grantor to Lender.

     1.11 PERMITTED LIENS. The words "Permitted Liens" mean: (a) liens and security interests securing indebtedness owed by Grantor to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent.

     1.12 RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation the Promissory Note, all other promissory notes, including Advance Notes as defined under the Promissory Note, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, assignments, pledges and all other instruments and documents, whether now or hereafter existing, executed in connection with Grantor's Indebtedness to Lender.

     1.13 SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's liens, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

2. RIGHT OF SETOFF. Grantor hereby grants Lender a contractual possessory Security Interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's deposit accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding however all IRA, Keogh, and trust accounts. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all Indebtedness against any and all such accounts.

3. OBLIGATIONS, REPRESENTATIONS, WARRANTIES AND WAIVERS OF GRANTOR. Grantor covenants, represents, warrants and makes the following waivers to Lender as follows:

     3.01 ORGANIZATION. Grantors are both corporations authorized to do business in the State of Nevada.

     3.02 AUTHORIZATION. The execution, delivery, and performance of this Agreement by Grantor is duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under: (a) any provision of any organizational document from Grantor or any other agreement or other instrument binding upon Grantor; or (b) any law, governmental regulation, court decree, or order applicable to Grantor.

     3.03 PERFECTION OF SECURITY INTEREST. Grantor acknowledges that Lender has a valid and perfected Security Interest in the Collateral, and further agrees to execute such additional financing statement and continuations of financing statements and to take whatever other actions are required by Lender to perfect and continue perfection of Lender's Security Interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all titles for titled property and chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the Security Interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's Security Interest in the Collateral. Grantor promptly will notify Lender of any change in Grantor's name or address, and any change to the assumed business name or names of Grantor.

     3.04 ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of contract rights, chattel paper, or general intangibles, Grantor represents that the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

     3.05 LOCATION OF GRANTOR'S OFFICES AND RECORDS. Grantor's place of business, or Grantor's chief executive office, if Grantor has more than one place of business, is located at 6171 McLeod Drive, Las Vegas, Nevada 89120. Unless Grantor has designated otherwise in writing this location is also the office or offices where Grantor keeps its records concerning the Collateral.

     3.06 REMOVAL OF COLLATERAL. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as contract rights or general intangibles, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are disclosed to and acceptable to Lender. The acceptance of an Eligible Contract shall constitute disclosure and acceptance by Lender. Except in the ordinary course of its business, Grantor shall not remove the Collateral or records from its existing locations without the prior written consent of Lender.

     3.07 TRANSACTIONS INVOLVING COLLATERAL. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the Security Interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the Security Interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

     3.08 TITLE. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement. Grantor acknowledges that Lender has a first priority perfected Security Interest in the Collateral, and Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons or entities.

     3.09 COLLATERAL SCHEDULES AND LOCATIONS. Insofar as the Collateral consists of equipment, Grantor shall deliver to Lender at least annually, or more often as Lender shall otherwise require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

     3.10 INSPECTION OF RECORDS; MAINTENANCE AND INSPECTION OF COLLATERAL. Grantor shall use its best efforts to ensure that all tangible Collateral remains in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, audit, Grantor's books, accounts, records, and Collateral subject to the terms and conditions of the documents between Grantor and its obligor, and, if Lender deems it necessary, repair and maintain the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral. Borrower shall reimburse Lender upon demand for any sums expended by Lender to repair or maintain the Collateral.
     All information received by Lender under this Section shall be held confidential.

     3.11 TAXES, ASSESSMENTS AND LIENS. Grantor shall pay when due all of its local, state and federal taxes, and any other taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interests, costs, attorneys' fees or other charges that could accrue. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

     3.12 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

     3.13 HAZARDOUS SUBSTANCES. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Publ. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.
     Section 1801, et seq., the Resource Conservation and Recovery Act, 49
     U.S.C.

     Section 6901, et seq., the Underground Storage Tanks Act, 42 U.S.C.
     Section 6991, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous waste. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

     3.14 MAINTENANCE OF CASUALTY INSURANCE. Grantor shall use its best efforts to ensure that all risks insurance is procured and maintained, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor will use its best efforts to deliver to Lender the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. In connection with all policies covering the Collateral and other assets in which Lender holds or is offered a security interest for the Indebtedness, Grantor will provide Lender with such loss payable, or additional insured status, or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral. Grantor shall pay Lender for the costs of such insurance as provided in section 5 of this Agreement.

     3.15 APPLICATION OF INSURANCE PROCEEDS. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

     3.16  JUDGMENT LIENS.  No judgment liens have been filed against Grantor.

     3.17  TAX LIENS.  No tax liens have been filed against Grantor.

     3.18 INSOLVENCY. After giving effect to the execution and delivery of this Agreement and/or any Related Documents, Grantor will not be "insolvent" as such term is defined in the Bankruptcy Code, 11 U.S.C. 101 et seq., any successor provision, or any state or local law.

     Grantor will not be left with unreasonably small capital and Grantor will not be unable to pay its debts generally as such debts become due.

     3.19 CHANGE OF PRINCIPAL PLACE OF BUSINESS, NAME, IDENTITY OR STRUCTURE. Grantor will not move its executive office or change its name, identity or its structure without first notifying Lender in writing at least thirty (30) days prior thereto. Grantor will, if requested to do so by Lender, execute any and all documents to make this Agreement and any and all Related Documents binding upon Grantor when operating under the new name, identity or structure.


     3.20 FINANCIAL INFORMATION. Grantor shall provide Lender with such tax returns, financial statements, and financial reports as may be reasonably requested by Lender. Such financial reports shall include, but not necessarily be limited to the annual 10K, quarterly 10Q's, monthly borrowing base certificates and supporting schedules, and evidence of insurance by the obligor's or the lessees on the underlying equipment under the Eligible Contract.

     3.21 FINANCIAL PRIVACY. Grantor waives any privacy rights he may have to Lender's files on Grantor. Grantor authorizes Lender to disclose any documents contained in its files on Grantor at Lender's sole discretion. All information received by Lender under this Section shall be held confidential, unless Lender is compelled by law to disclose any of the information from Lender's files on Grantor.

     3.22 USE OF PROCEEDS. Grantor covenants and agrees to use the proceeds of each advance under the Loan, as evidenced by a separate Advance Note, solely for financing contracts with certain casino operators for the purchase or lease of Collateral as defined herein.

     3.23 PAYMENT OF TAXES; CONDUCT OF BUSINESS. Grantor shall pay all taxes when due and conduct and maintain business in accordance with all applicable federal and state laws and regulations, including all licenses and filing of reports required under the Nevada Gaming Commission.

     3.24 SENIOR DEBT. The nature of the Loan shall be considered "senior debt", which is defined to mean a secured borrowing from a financial institution and shall be considered pari passu with other senior debt.

     3.25 LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly securing repayment of Borrower's Loan and Promissory Note, that would be prior or that may in any way be superior to lender's Security Interests and rights in and to such Collateral.

     3.26 FINANCIAL COVENANTS. The following financial covenants shall apply to Grantor during the term of the Loan:

           3.26.1 MINIMUM TANGIBLE NET WORTH (TOTAL STOCKHOLDER'S EQUITY LESS INTANGIBLE ASSETS PER GAAP): $8,000,000.00 as of December 31, 1999, and thereafter.

           3.26.2 FIXED CHARGES COVERAGE RATIO: 2.00 as of December 31, 1999, and thereafter. Calculated Earnings Before Interest, Taxes, Depreciation and Amortization divided by Fixed Charges. (Fixed Charges to include interest expense; subordinated debt principal payments and taxes paid).

           3.26.3 LEVERAGE RATIO NOT TO EXCEED 7:1. LEVERAGE RATIO IS DEFINED
                  AS: Total Debt (Total Liabilities less subordinated debt; non-recourse debt; deferred funds) Divided By Tangible Net Worth (Total Stockholders Equity less Intangible Assets per
                  GAAP) as of December 31, 1999 and thereafter.

     3.27 YEAR 2000 COMPLIANCE. "Year 2000 compliant" means, with regard to any entity, that all material software utilized by such entity is able to fully function without causing any error to such entity's date-sensitive data. "Providers" means the key suppliers, vendors, and customers of Grantor whose business failure would, with reasonable probability, result in a material adverse change in the financial condition or prospects of Grantor.

          Grantor has or will soon have (i) undertaken a detailed assessment of all areas within its business and operations that could be adversely affected by the failure of Grantor to be Year 2000 compliant, (ii) developed and implemented a detailed plan for becoming Year 2000 compliant on a timely basis, and (iii) made written inquiry of each of its Providers as to whether the Providers will be Year 2000 compliant in all material respects. Grantor reasonably anticipates that it and the Providers will be Year 2000 compliant on a timely basis. Grantor will promptly advise Lender in writing upon the occurrence of any of the following: (i) Grantor determines or Grantor is advised by its accountants, financial adviser, consultants, or auditors or any Provider that it or any Provider will not be Year 2000 compliant on a timely basis or (ii) Grantor or any Provider experiences data or data processing problems due to failure to be Year 2000 compliant.

     3.28 GRANTOR'S UNDERSTANDING WITH RESPECT TO OBLIGATIONS, REPRESENTATIONS, WARRANTIES AND WAIVERS. Grantor hereby acknowledges that it made the above obligations, representations, warranties and waivers to Lender in order to induce Lender to loan money to Borrower. Grantor further acknowledges that Lender has relied upon those obligations, representations, warranties and waivers and acknowledges that Lender would not have loaned any sum of money to Borrower in the absence of those obligations, representations, warranties and waivers.

4. LOAN ADVANCES. Loan Advances under the Loan shall be made in the following manner:

     4.01 ADVANCE NOTES. Each Loan Advance shall be evidenced by a separate non-revolving note ("Advance Note") drawn under the Master Revolving Promissory Note. The principal amount of each Advance Note shall be determined by taking ninety percent (90%) of the value of the equipment securing the Eligible Contracts. There shall be a minimum of $250,000.00 for each Advance Note. No more than five (5) Eligible Contracts with a minimum balance of $50,000.00 each shall be aggregated under any one (1) Advance Note. No more than ten percent (10%) of the collateral securing the Eligible Contracts which are aggregated for funding under one (1) Advance Note, shall consist of non-gaming devices at the time of funding. The term of each Advance Note shall not exceed the terms of the Eligible Contracts being funded under the Advance Note, or 42 months, which ever is less. Payments under each Advance Note shall be made by monthly principal and interest payments, fully amortized over the term of the Advance Note, based upon a fixed interest rate equal to the 3-year LIBOR rate at the time of execution of the Advance Note, plus 300 basis points.

     4.02 CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Grantor, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Grantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Grantor has with Lender; (b) Grantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (c) there occurs a material adverse change in Grantor's financial condition, or in the value of any Collateral securing the Loan.

5. BORROWING AND REPAYMENT. Grantor may, from time to time during the term of the Promissory Note, borrow or partially or wholly repay its outstanding borrowing in the amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), or integral multiples thereof, and re-borrow, subject to all of the limitations, terms and conditions contained herein, provided that the total outstanding borrowing hereunder at any one time, as represented by the aggregate principal amount of all Advance Notes outstanding, shall at no time exceed FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00).

6. NEGATIVE COVENANTS. Grantor covenants and agrees with Lender that while this Agreement is in effect, Grantor shall not, without the prior written consent of Lender:

     (a) Engage in any business activities substantially different than those in which Borrower is presently engaged; (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business; (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however, that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower; (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure; (e) encumber any of the Collateral under the Loan, except for Lender's encumbrance; or (f) allow any Event of Default to continue past any cure period provided for herein.

7. GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Grantor shall hold Lender harmless for any depreciation in the Collateral caused by fluctuations in the market for that Collateral. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any Security Interest given to secure the Collateral.

8. EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation, all insurance premiums, taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the highest rate charged under the Related Documents evidencing the Indebtedness from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will:

     a.  be payable on demand; or

     b. be added to the balance of the Indebtedness and be payable with any installment payments due under the Indebtedness to become due during the term of any applicable insurance policy; or

     c. be treated as a balloon payment which will be due and payable at the maturity of the applicable Related Document for the Indebtedness.

     This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

9. EVENT OF DEFAULT. Occurrence of any of the following events shall be an "Event of Default" under this Agreement:

     9.01 DEFAULT ON INDEBTEDNESS. Failure of Grantor to make any payment when due on the Indebtedness.

     9.02 OTHER DEFAULTS. Failure of Grantor to comply with or to perform any term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents.

     9.03 FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

     9.04. DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected Security Interest or lien) at any time and for any reason.

     9.05. INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors of Grantor, or the commencement of any case or proceeding under any bankruptcy or insolvency laws by or against Grantor.

     9.06. CREDITOR PROCEEDINGS. Commencement of foreclosure, whether by judicial proceeding, self-help repossession or any other method, by any creditor of Grantor against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender. However, except for garnishment of accounts, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor proceeding and if Grantor gives Lender written notice of the creditor proceeding and deposits with Lender monies or a security bond for the creditor proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     9.07. LOSS, REVOCATION OR SUSPENSION OF LICENSE. The loss, lapse, revocation, condition, suspension or any other adverse or negative action taken against Grantor or against any gaming, liquor, business or other license issued by any governmental body or entity to Grantor.

     9.08. ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of the indebtedness is impaired.

     9.09. TITLE TO COLLATERAL. The acquisition at any time of title to the whole, or any part of, the Collateral which is Security for the Promissory Note, by any person, partnership, limited liability company, or corporation other than Borrower.

10. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the

Nevada Uniform Commercial Code or any successor law. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

     10.01. ACCELERATE INDEBTEDNESS. Lender may declare the entire Indebtedness immediately due and payable, without notice.

     10.02. ASSEMBLE COLLATERAL. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

     10.03. SELL THE COLLATERAL. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale of disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the agreed upon rate in the applicable Related Document from date of expenditures until repaid.

     10.04. APPOINT RECEIVER. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right; (b) the receiver may be an employee of Lender and may serve without bond; (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement.

     10.05. COLLECT REVENUES, APPLY ACCOUNTS. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, contract rights, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

     10.06 OBTAIN DEFICIENCY. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

     10.07. OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Nevada
     Uniform Commercial Code and any successor law, as they may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     10.08. CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

11. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     11.01. AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     11.02. APPLICABLE LAW; VENUE; JURY WAIVER. This Agreement has been delivered to Lender and accepted by Lender in the State of Nevada. Subject to the provision on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, State of Nevada (INITIAL HERE_____). Grantor and Lender hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either Lender or Grantor against the other.

     11.03  ARBITRATION.  Arbitration Disclosures:

            (1) ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

     (2) IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

     (3)  DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

     (4) ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

     (5) A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

     (6) IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     a. Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

     b. The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Nevada Rules of Civil Procedure or Rule 23 of the Federal Rules of Civil Procedure.

     c. The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

     d. Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

     e. No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party - upon the request of the initiating party - must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

     f. Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 ET SEQ., shall apply to the construction and interpretation of this arbitration clause.

11.04 ATTORNEYS' FEES; EXPENSES. Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and legal costs, accountants' fees, appraisers' fees and other professional fees and costs incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings, appeals, any anticipated post-judgment collection services, and any travel expenses and lodging expenses incurred by Lender and any professional or other agent it may employ. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

11.05 CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

11.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. For the purpose of this section only, a telefax copy or a facsimile copy of a counterpart is an original counterpart.

11.07 NOTICES. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice to the other parties, specifying that the purpose of the notice is to change the party's address.

Grantor:   PDS Financial Corporation and PDS Financial Corporation-Nevada

           6171 McLeod Drive
           Las Vegas, NV 89120

Lender:       Nevada State Bank
              P.O. Box 990
              Las Vegas, NV 89125-0990
              Attention: Corporate Banking Group

11.08 POWER OF ATTORNEY. Upon the occurrence of an Event of Default as defined herein, Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following:

a. to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral;

b. to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral;

c. to settle or compromise any and all claims arising under the Collateral, and, in the place and instead of Grantor, to execute and deliver its release and settlement for the claim; and

d.  to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender or this Security Agreement is terminated.

11.09 SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

11.10 SUCCESSOR INTERESTS. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, estates, heirs and transferees.

11.11 WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender. This provision cannot be waived by the conduct, acts or agreement of Lender and Grantor.

11.12 ADVICE OF COUNSEL. In entering into this Agreement, the Grantor acknowledges that it has been fully advised and represented by its own legal counsel and is fully familiar with all of the terms, conditions, restrictions and covenants entered into herein. In executing this Agreement, Grantor does so relying wholly upon its own judgment and on the advice of its counsel of its own independent selection, and has been in no way influenced whatsoever in entering into this Agreement by any representation or statement of Lender regarding the matters set forth herein.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS. THIS SECURITY AGREEMENT IS EFFECTIVE ON THE DATE FIRST ABOVE WRITTEN.

GRANTOR:                                    LENDER:

PDS FINANCIAL CORPORATION,                  NEVADA STATE BANK,
a Minnesota corporation                     a Nevada corporation


By: /s/ Steven M. Des Champs                By: /s/ [ILLEGIBLE]
   -------------------------------             ------------------------------

Its: Chief Financial Officer                Its: Vice President
   -------------------------------             ------------------------------

PDS FINANCIAL CORPORATION-NEVADA,
a Nevada corporation


By: /s/ Steven M. Des Champs
   -------------------------------

Its: Chief Financial Officer
   -------------------------------

                              EXHIBIT "B"

                            ELIGIBLE CONTRACT

An Eligible Contract ("Contract") shall have these terms and conditions:

Evidence: Each Contract shall be one of these: (a) a full recourse installment sales contract; (b) a full recourse finance or an operating lease.

Contract Parties: Contracts with foreign entities or Contracts that are subject to the Indian Gaming Regulatory Act shall not be permitted; and contracts placed on maritime vessels shall not, at any time, exceed 20% of the outstanding balance, in aggregate, of all the Advance Notes outstanding under the Loan at the time of funding of any maritime contract.

Advance Values:

A) Installment Sales Contract(s): The Advance Note funding such Contract(s) shall not have an initial or subsequent outstanding balance or more than 90% of the equipment value under the Contract(s) at all times. Equipment value shall be the equipment sales price excluding any sales or use tax, delivery charges and installation charges.

B) Finance Lease(s): The Advance Note funding such Contract(s) shall not have an initial or subsequent outstanding balance of more than 90% of the equipment value under the Contract(s) at all times. Equipment value shall be the capitalized cost to the lessee excluding any sales or use tax, delivery charges and installation charges.

C) Operating Lease(s): The Advance Note funding such Contract(s) shall not have an initial or subsequent outstanding balance of more than 90% of the equipment value under the Contract(s) at all times. (It is understood that the corresponding depreciation schedule for the equipment under Contract(s) is on a "straight-line" basis on Grantor's accounting records; and as such may indicate a note balance in comparison to the equipment value of more than 90% during the first twelve months after initial funding). The equipment value shall be the capitalized cost to the lessee excluding any sales or use tax, delivery charges, installation charges on any security deposits, after depreciation.

Reporting: The equipment values for each Contract shall be presented to Lender in the form of a Borrowing Base Certificate at the initial point of funding under the corresponding Advance Note as well as at the end of each month thereafter as long as there is an outstanding balance under the Advance Note. In essence, there shall be a separate Borrowing Base Certificate for each Advance Note vis-a-vis each Contract. The 90% loan-to-value ratio shall be maintained at all times with pay downs occurring as a result of early expiration of the Contract, sale of equipment, return of equipment, repurchase of the Contract or any delinquency exceeding 60 days on the stream of payments to Grantor from the obligor or lessee. The situation of a 60-day delinquency on any part of the outstanding balance under any funded Contract shall require a payoff the outstanding balance of the delinquent balance directly by Grantor within 15 days after the 60 day delinquency has occurred. Failure of Grantor to pay off the outstanding balance within the 15 days shall constitute an Event of Default.

Contract Review: Prior to funding of each Advance Note Grantor shall submit each Contract and all supporting documentation to Lender for review of eligibility as per the following review criteria:

Review Criteria:

A) For Contracts with balances under $250,000.00: There shall be no review required as long as: (i) contract party is not in bankruptcy; and (ii) Grantor has no knowledge of any pending or existing default by the contract party nor any pending bankruptcy.

B) For Contracts with balances over $250,000.00: (i) Grantor shall provide Lender with a summary of the transaction; (ii) Lender shall advise Grantor within five (5) business days if the Contract is acceptable; and (iii) Lender's approval acceptance of the Contract and willingness to fund shall be valid for a 60-day period.

Contract Confirmation: Each funded Contract shall be subject to a "delivery and acceptance" acknowledgment to Lender directly by the obligor.

                      CORPORATE RESOLUTION TO BORROW


I, THE UNDERSIGNED SECRETARY OF PDS FINANCIAL CORPORATION, AND PDS FINANCIAL CORPORATION-NEVADA, (COLLECTIVELY, THE "CORPORATIONS"), HEREBY CERTIFY THAT the Corporations are organized and existing under and by virtue of the laws of the State of Minnesota, and Nevada, respectively as corporations for profit, with their principal office at 6171 McLeod Drive, Las Vegas, Nevada 89120, and are duly authorized to transact business in the State of Nevada.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporations, duly called and held on April 21, 1999, at which a quorum was present and voting, or by other duly authorized corporate action in lieu of a meeting, the following resolutions were adopted:

BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of the Corporations, whose actual signatures are shown below:

      NAME                         POSITION                  ACTUAL SIGNATURE
      ----                         --------                  ----------------
Johan P. Finley                    President                 /s/ Johan P. Finley
                                                             -------------------------

Steven M. Des Champs               Chief Financial Officer   /s/ Steven M. Des Champs
                                                             -------------------------

Joe S. Rolston IV                  Vice President            /s/ Joe S. Rolston IV
                                                             -------------------------

Lona M.B. Finley                   Secretary                 /s/ Lona M.B. Finley
                                                             -------------------------

acting for and on behalf of the Corporations and as its act and deed be, and he or she hereby is, authorized and empowered:

     BORROW MONEY. To borrow from time to time from NEVADA STATE BANK ("Lender"), on such terms as may be agreed upon between the Corporations and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

     EXECUTE NOTES. To execute and deliver to Lender the promissory note or notes, or other evidence of credit accommodations of the Corporations, on Lender's forms, at such rates of interest and on such terms as may be agree upon, evidencing the sums of money so borrowed or any indebtedness of the Corporations to Lender, and also to execute and deliver to Lender one or more renewals, extensions modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

     GRANT SECURITY. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender, as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other further indebtedness of the Corporations to Lender at any time owing, however the same may be evidenced, any property now or hereafter belonging to the Corporations or in which the Corporations now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Corporations. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered.

     EXECUTE SECURITY DOCUMENTS. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other Collateral, of any kind or nature, which he or she may in his or her discretion deem reasonably necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporations in which the Corporations may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporations with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, INCLUDING AGREEMENTS REQUIRING DISPUTES WITH LENDER TO BE SUBMITTED TO BINDING ARBITRATION FOR FINAL RESOLUTION AND WAIVING THE RIGHT TO TRIAL BY JURY, as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions. The following person or persons currently are authorized, except as provided below, to request advances and authorize payments under the line of credit until Lender receives written notice of revocation of their authority: Johan
     P. Finley, President, Steven M. Des Champs, Chief Financial Officer, Joe Rolston, Vice President, and Lona M.B. Finely, Secretary. All covenants regarding Eligible Contracts must be reviewed and approved by Lender before any advance request will be completed.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these Resolutions are hereby ratified and approved, that these

Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of his or her revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporations' agreements or commitments in effect at the time notice is given.

BE IT FURTHER RESOLVED, that the Corporations will notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (a) change in the name of the Corporations, (b) change in the assumed business name(s) of the Corporations,
(c) change in the management of the Corporations, (d) change in the authorized signer(s), (e) conversion of the Corporations to a new or different type of business entity, or (f) change in any other aspect of the Corporations that directly or indirectly relates to any agreements between the Corporations and Lender. No change in the name of the Corporations will take effect until after Lender has been notified.

I FURTHER CERTIFY that the officers, employees, or agents named above are duly elected, appointed, or employed by or for the Corporations, as the case may be, and occupy the positions set opposite their names; that the foregoing Resolutions now stand of record on the books of the Corporations; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever. The Corporations have no corporate seal, and therefore, no seal is affixed to this certificate.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND ON THIS 21ST DAY OF APRIL, 1999 AND ATTEST THAT THE SIGNATURES SET OPPOSITE THE NAMES LISTED ABOVE ARE THEIR GENUINE SIGNATURES.

                                        CERTIFIED TO AND ATTESTED BY:

                                        By: /s/ Lona Finley
                                           ----------------------------------

                                        Its: Secretary
                                            ---------------------------------

                                  ADVANCE NOTE

Principal Amount: $_________  Interest Rate: __________  Date of Note: _________

     FOR VALUE RECEIVED, PDS FINANCIAL CORPORATION, a Minnesota corporation, or, PDS FINANCIAL CORPORATION-NEVADA, a Nevada corporation 6171 McLeod Drive, Las Vegas, Nevada 89120 (hereinafter "Borrower"), promises to pay NEVADA STATE BANK, a Nevada corporation, 201 South Fourth Street, Las Vegas, Nevada 89101 (hereinafter "Lender") or order, in lawful money of the United States of America, the principal amount of ___________________________ ($___________), together with interest thereon at a fixed rate of interest equal to ______ percent (______%), per annum, which interest rate is equal to 300 basis points over the 3-year LIBOR Interest Rate on the date of this Advance Note, until paid in full. The LIBOR Interest Rate is an index which is determined and announced by Lender to determine the interest rate charged. It is not the lowest rate charged by Lender. The index is related to the London Interbank Offered Rate but does not equal the London Interbank offered rate. The LIBOR Interest Rate is not intended to serve any purpose or have any meaning other than to provide an index to determine the interest rate to be paid by Borrower.

     Borrower will pay this loan in _________ equal monthly principal and interest payments of $__________ each. Borrower's first monthly payment is due on ____________, and all subsequently monthly payments are due on the same day of each month thereafter, with Borrower's final payment being due on __________, which shall be in an amount of all outstanding principal and interest due. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

     This Advance Note is executed and delivered pursuant to a Master Revolving Line of Credit Promissory Note and a Security Agreement ("Security Agreement") each dated ____________, executed between Lender and Borrower, and repayment of this Advance Note shall be secured by the Collateral described in the Security Agreement.

     All references herein to certain defined terms shall refer to those defined terms contained in the Security Agreement, which are incorporated into this instrument by reference.

     As additional security for this Advance Note, Lender has a lien on, a continuing security interest in and a right of setoff at any time without notice, against all property and deposit accounts under the control of Lender which belong to Borrower or any other party to this Advance Note.

     In the event that (i) any amount due under this Advance Note is reduced to judgment, (ii) Borrower is ten (10) days late in making any payment provided in this Advance Note, or (iii) an Event of Default as defined in the Security Agreement, occurs, Borrower shall be considered in default if any of the above are not cured within ten (10) days after the date of written notice sent by Lender to Borrower at the address set forth herein notifying Borrower of the default, the total of the unpaid balance of principal and the accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated above, plus three percent (3.00%) per annum (the "Default Rate"), until such time as all past due payments and accrued interest are paid. At that time, the interest rate will revert to the rate stated above. Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly assents to such compounding should it occur.

     Should the indebtedness represented by this Advance Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Advance Note be placed in the hands of any attorney for collection after default, Borrower agrees to pay, in addition to the principal and interest due hereon, all reasonable attorney fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of this Advance Note and/or enforcement of the Lender's rights with respect to the administration, supervision, preservation or protection of, or realization upon, any property securing payment hereof.

     The failure of Lender to act or to exercise any right or remedy shall not in any way affect or impair the obligation of Borrower to Lender, or constitute a waiver by Lender of, or otherwise affect any of, Lender's rights under this Advance Note, under any endorsement or guaranty of this Advance Note or under any document or instrument evidencing any security for payment of this Advance Note.

     The invalidity or unforceability of any one or more provisions of this Advance Note shall in no way affect the other provisions.

     Borrower waives presentment, demand, protest and notice of nonpayment.

     All titles used in this Advance Note are intended solely for convenience and reference; said titles shall not affect any terms, provisions, or meanings of this Advance Note.

     The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Advance Note.

     ARBITRATION DISCLOSURES:

     1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

     2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

     3.  DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

     4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

     5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

     6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

         a. Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

         b. The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral





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

         estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Nevada Rules of Civil Procedure or Rule 23 of the Federal Rules of Civil Procedure.

         c. The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)'
         fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

         d. Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

         e. No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party - upon the request of the initiating party - must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

         f. Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 ET SEQ., shall apply to the construction and interpretation of this arbitration clause.

     If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, State of Nevada (INITIAL HERE ________). Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

IN WITNESS WHEREOF, this Advance Note has been executed effective the date and place above written.

"Borrower"

PDS FINANCIAL CORPORATION,     "OR"      PDS FINANCIAL CORPORATION-NEVADA,
a Minnesota corporation                  a Nevada corporation


By:                                      By:
   ---------------------------              --------------------------------
Its:                                     Its:
    ---------------------------              -------------------------------


Borrowers' Address:
6171 McLeod Drive
Las Vegas, Nevada 89120


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